UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2026

OTIS WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 674-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock ($0.01 par value)	OTIS	New York Stock Exchange

0.318% Notes due 2026	OTIS/26	New York Stock Exchange

2.875% Notes due 2027	OTIS/27	New York Stock Exchange

0.934% Notes due 2031	OTIS/31	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2026, Otis Worldwide Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) and Judith F. Marks, the Company’s Chair, Chief Executive Officer and President, have agreed that Ms. Marks will retire from the Company effective on the earlier of (i) the date her successor commences service as the Company’s Chief Executive Officer and President, which is currently expected to occur during the first half of 2027, and (ii) July 31, 2027 (such earlier date, the “Transition Date”).  Ms. Marks will also resign from the Board effective as of the Transition Date.

As part of the Board’s ongoing succession-planning process, the Board is conducting a comprehensive search to identify the Company’s next Chief Executive Officer, with which Ms. Marks will assist.  The search is being overseen by a succession committee of the Board chaired by Christopher J. Kearney.  The succession committee has retained Spencer Stuart, a leading global executive search firm, to assist with the search, which is considering both internal and external candidates.

In connection with this transition, the Company and Ms. Marks entered into a letter agreement on September 13, 2026 (the “Transition Agreement”).  Under the Transition Agreement, Ms. Marks will continue to serve as the Company’s Chair, Chief Executive Officer and President through the Transition Date and will resign from the Board and all other positions with the Company and its subsidiaries effective as of that date.  However, if the Transition Date occurs before July 31, 2027, Ms. Marks will serve as a non-employee senior advisor through July 31, 2027 to support the leadership transition.  Furthermore, if Ms. Marks is terminated by the Company without cause, or if Ms. Marks resigns following the Company’s material breach of the Transition Agreement, then the date of such termination of employment will constitute the Transition Date, and her service as a senior advisor will commence.  She will receive no cash compensation for the advisory services, but her outstanding Company equity awards will continue to vest during the advisory period in accordance with their terms and she will remain eligible to receive her annual bonus in respect of 2026 based on actual performance and, if the Transition Date occurs prior to January 1, 2027, prorated in respect of the partial year of employment.

The foregoing summary is qualified in its entirety by the Transition Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the executive transition, a copy of which is furnished with this Current Report as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including the presentation materials and other information on the Company’s website, shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated September 13, 2026, between Judith F. Marks and Otis Worldwide Corporation.

99.1	Press Release, dated September 15, 2026, issued by Otis Worldwide Corporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION

(Registrant)

Date: September 15, 2026	By:	/s/ Susan Brown Grady
		Name:	Susan Brown Grady
		Title:	Senior Vice President, Corporate Secretary